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                                                                   Exhibit 23.1

                      Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-82458) and the Registration Statements on Form S-8 (Nos. 333-44548 and 333-60150) of UTStarcom, Inc. of our report dated January 14, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated January 14, 2002 relating to the financial statement schedules, which appears in this Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP
San Francisco, California
February 11, 2002